SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C. 20549

                                FORM 8-K

                             CURRENT REPORT

 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

  Date of Report (Date of earliest event reported): SEPTEMBER 14, 2000



                      AMERICAS POWER PARTNERS, INC.
         (Exact Name of Registrant as Specified in Its Charter)


                                COLORADO
             (State or Other Jurisdiction of Incorporation)


       000-24989                                       05-0499526
(Commission File Number)                (I.R.S. Employer Identification No.)


                105 EAST FIRST STREET, HINSDALE, ILLINOIS
                (Address of Principal Executive Offices)


                                  60521
                               (Zip Code)

                              (630) 325-9101
          (Registrant's Telephone Number, Including Area Code)

                             NOT APPLICABLE
      (Former Name or Former Address, If Changed Since Last Report)



ITEM 5. OTHER EVENTS

On September 13, 2000, Americas Power Partners, Inc. signed a three-year executive employment agreement with Thomas R. Casten to serve as the company's Chief Executive Officer, reporting directly to the Board of Directors. Concurrently, he was appointed as a member and Chairman of the Board of Directors.

From 1986 to 1999, Mr. Casten founded and served as president and chief executive officer of Trigen Energy Corporation, a New York Stock Exchange company that produces electricity, heating and cooling with one-half the fossil fuel and one-half the pollution of conventional generation.
Trigen produces energy at 50 plants in nineteen states, Canada and Mexico.

From 1980 to 1986, he was chief executive officer of Trigen's predecessor company, Cogeneration Development Corp. and prior to that he spent eleven years with Cummins Engine Company, where he established a business unit to combine generation of heat and power using diesel engines.

Mr. Casten began his career as an engineer officer in the U.S. Marine Corps. He is a magna cum laude graduate of the University of Colorado with a bachelors degree in economics and was valedictorian of his class at the Columbia University MBA program.



                               SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    AMERICAS POWER PARTNERS, INC.

                                    /s/ Tom F. Perles


Date: September 14, 2000            By: __________________________
                                    Tom F. Perles
                                    Chief Accounting Officer